    As filed with the Securities and Exchange Commission on September 2, 2003

                                                       Registration No.

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                   LMIC, INC.
             (Exact name of Registrant as specified in its charter)

            Delaware                                        84-1209978
 (State or other jurisdiction of                         (I.R.S. Employer
  incorporation or organization)                      Identification Number)

                 6435 Virginia Manor Road, Beltsville, MD 20705
          (Address, including zip code of Principal Executive Offices)

                             2003 Stock Option Plan
               Agent Representation and Confidentiality Agreement
                            (Full Title of the Plans)

                                 Luis P. Negrete
                                    President
                             Chief Operating Officer
                                   LMIC, Inc.
                            6435 Virginia Manor Road
                              Beltsville, MD 20705
                                 (240) 264-8300
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    Copy to:
                             David N. Feldman, Esq.
                              Feldman Weinstein LLP
                              420 Lexington Avenue
                               New York, NY 10170
                                 (212) 869-7000
                            Telecopier (212) 997-4242

                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------------------------------------

                 Title of Securities                      Amount to        Proposed Maximum    Proposed Maximum      Amount of
                   to be Registered                     be Registered       Offering Price    Aggregate Offering  Registration Fee
                                                                             Per Share(3)           Price

----------------------------------------------------------------------------------------------------------------------------------

Common Stock $0.001 par value:

    Newly reserved under the 2003 Stock Option Plan    2,000,000 shares         $2.60             $5,200,000          $420.68
   (the "Option Plan")                                       (1)

   Newly issued to Affiliated Holdings Financial                                $2.60             $650,000            $52.59
   Group, Inc.                                       250,000 shares (2)

----------------------------------------------------------------------------------------------------------------------------------

    Total:                                             2,250,000 shares         $2.60             $5,850,000          $473.27


         (1) This Registration Statement shall also cover any additional shares of the Registrant's Common Stock that become issuable under the Option Plan by reason of any stock dividend, forward or reverse stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the Registrant's outstanding shares of Common Stock.

         (2) These shares are issuable as compensation pursuant to the Agent Representation and Confidentiality Agreement, dated as of August 7, 2003, between the Registrant and Rod Whiton.

         (3) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act pursuant to Rules 457(c) and 457(h) under the Securities Act, based upon the average between the high and low prices of the Common Stock as reported on the Over the Counter Bulletin Board on August 28, 2003.

                                   LMIC, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS


Item 1. Plan Information.

         The documents containing the information specified in this Item 1 will be delivered, sent or given to employees, officers, directors, consultants or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


Item 2. Registration Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors, consultants or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


 Item 3. Incorporation of Documents by Reference.

         The following documents and information previously filed with the Securities and Exchange Commission (the"Commission") by LMIC, Inc. (the "Registrant") are hereby incorporated herein by reference:

         o The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 filed with the Commission on April 15, 2003 pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         o The Registrant's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2003 filed with the Commission on July 17, 2003 pursuant to the Exchange Act;

         o The Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003 filed with the Commission on May 20, 2003 pursuant to the Exchange Act;

         o The Registrant's Current Report on Form 8-K filed with the Commission on August 1, 2003 pursuant to the Exchange Act; and

         o The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10-SB/A filed with the Commission on March 8, 1999, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4. Description of Securities.

         The securities to be registered and offered are the shares of Registrant's common stock, par value $.001 per share, which is registered under
Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred.

         Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of
Section 174 of the DGCL or (iv) obtains an improper personal benefit. In accordance with the DGCL, the Registrant's Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.


Item 7. Exemption from Registration Claimed.

        Not applicable.


Item 8. Exhibits.

   Exhibit
    Number          Description
----------------  -------------------------------------------------------------
         4.1 Certificate of Amendment to the Certificate of Incorporation of Cheshire Distributors, Inc. (which is incorporated herein by reference to Exhibit A to the Registrant's Definitive Information Statement filed with the Commission on June 18,
                  2003).

         4.2 Bylaws of Tamaron Oil & Gas, Inc. (which are incorporated herein by reference to Exhibit 2.7 on Registrant's Form 10-SB/A filed July 3, 1996).

         4.3      2003 Stock Option Plan.

         5.1 Opinion of counsel as to legality of securities being registered.

         23.1     Consent of counsel (contained in Exhibit 5.1).

         23.2     Consent of Independent Accountants.



Item 9. Undertakings.

        (a)   The  undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beltsville, State of Maryland, on this 28th day of August 2003.


                   LMIC, INC.
                       /s/  LUIS P. NEGRETE
                   By: -------------------------------------------------
                       Luis P. Negrete
                       President, Chief Operating Officer and Director



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Luis P. Negrete , his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

         In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of August 28, 2003:

         Signatures                                 Title
------------------------- -------------------------------------------------------------------------------

/s/  KWOK LI               Chairman of the Board of Directors, Chief Executive Officer and Director
-------------------------  (Principal Executive Officer)
 Kwok Li
/s/  LUIS NEGRETE
-------------------------  President, Chief Operating Officer and Director
 Luis Negrete
/s/  AJIT R. MEDHEKAR       Director
-------------------------
 Ajit R. Medhekar
/s/  BARTON SHIGEMURA      Director
-------------------------
 Barton Shigemura
/s/  ROGER CAVANAUGH       Controller and Treasurer
------------------------- (Principal Financial and Accounting Officer)
  Roger Cavanaugh

   Exhibit
    Number          Description
----------------  -------------------------------------------------------------
         4.1 Certificate of Amendment to the Certificate of Incorporation of Cheshire Distributors, Inc. (which is incorporated herein by reference to Exhibit A to the Registrant's Definitive Information Statement filed with the Commission on June 18,
                  2003).

         4.2 Bylaws of Tamaron Oil & Gas, Inc. (which are incorporated herein by reference to Exhibit 2.7 on Registrant's Form 10-SB/A filed July 3, 1996).

         4.3      2003 Stock Option Plan.

         5.1 Opinion of counsel as to legality of securities being registered.

         23.1     Consent of counsel (contained in Exhibit 5.1).

         23.2     Consent of Independent Accountants.